News Release

Sharps Compliance Corp., 9220 Kirby Drive, Suite 500, Houston, TX 77054

IMMEDIATE RELEASE

SHARPS COMPLIANCE CORP. ANNOUNCES NEW
SENIOR VICE PRESIDENT OF SALES AND MARKETING

HOUSTON,, Texas, December 26, 2007 -- Sharps Compliance Corp. (OTC BB: SCOM) (“Sharps” or the “Company”), leading providers of cost-effective disposal solutions for small quantity generators of medical waste, announced the promotion of Claude A. Dance to the position of Senior Vice President of Sales and Marketing, effective immediately. Mr. Dance, who joined the Company in August of 2007 as the Vice President of Sales - Emerging Markets, will be responsible for national, regional and inside sales efforts, as well as marketing and customer service functions.

Mr. Dance comes to Sharps from Capital Returns Inc., a leading reverse logistics company, where he served in various key roles including Senior Vice President of Sales and Marketing. Prior to Capital Returns, Mr. Dance served in various sales and management roles with Pharmerica, a division of AmerisourceBergen, Cardinal Health and Wyeth Pharmaceuticals. Mr. Dance graduated in 1981 with a BA in Marketing and earned an MA in 1983, both from Northwestern State University.

Dr. Burton J. Kunik, the Company’s Chairman, Chief Executive Officer and President commented, “As a rapidly growing company, our organization and infrastructure continues to evolve as necessary in order to address the significant sales opportunities available to us. We have been very impressed with Claude’s abilities and believe he will perform very well in his new leadership role. His management experience, combined with his ability to close large deals, is critical strengths as we pursue the many emerging market opportunities we have targeted.”

David C. Mayfield, the Company’s prior Senior Vice President of Sales and Marketing has accepted the position of Vice President of Pharmaceutical Sales and Reimbursement.

Kunik added, “David has made significant progress in the area of insurance reimbursement that we believe could lead to greater awareness about the proper disposal of used syringes in the expanding self-injection market. Importantly, the potential exists for the recovery of the cost of disposal through healthcare insurance. Additionally, David will focus on closing opportunities in the pharmaceutical industry we have been developing.”

Sharps uses multiple channels to market its products, including its direct sales force, inside sales marketing and distributor relationships.

About Sharps Compliance Corp.
Headquartered in Houston, Texas, Sharps Compliance is a leading provider of cost-effective disposal solutions for small quantity generators of medical waste. The Company’s flagship product, the Sharps Disposal by Mail System®, is a cost-effective and easy-to-use solution to dispose of medical waste such as hypodermic needles, lancets and any other medical device or objects used to puncture or lacerate the skin (referred to as “sharps”). The Company also offers a number of products specifically designed for the home healthcare market. Sharps Compliance focuses on targeted growth markets such as the pharmaceutical, retail, commercial, and hospitality markets, as well as serving a variety of additional markets. Sharps is a leading proponent and participant in the development of public awareness and solutions for the safe disposal of needles, syringes and other sharps in the community setting.

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SHARPS COMPLIANCE CORP. ANNOUNCES NEW SENIOR VICE PRESIDENT OF SALES AND MARKETING
December 26, 2007

As a fully integrated manufacturer providing customer solutions and services, Sharps Compliance’s solid business model, with strong margins and significant operating leverage, and early penetration into emerging markets, uniquely positions the company for strong future growth.

More information on Sharps Compliance can be found on its website at: www.sharpsinc.com.

Safe Harbor Statement
The information made available in this press release contains certain forward-looking statements which reflect Sharps Compliance Corp.’s current view of future events and financial performance. Wherever used, the words “estimate”, “expect”, “plan”, “anticipate”, “believe”, “may” and similar expressions identify forward-looking statements. Any such forward-looking statements are subject to risks and uncertainties and the company’s future results of operations could differ materially from historical results or current expectations. Some of these risks include, without limitation, the company’s ability to educate its customers, development of public awareness programs to educate the identified consumer, managing regulatory compliance and/or other factors that may be described in the company’s annual report on Form 10-KSB, quarterly reports on Form 10-QSB and/or other filings with the Securities and Exchange Commission. Future economic and industry trends that could potentially impact revenues and profitability are difficult to predict. The company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results express or implied therein will not be realized.

For more information contact:	- OR -

David P. Tusa Executive Vice President, Chief Financial Officer & Business Development	Tammy Poblete Kei Advisors LLC Investor Relations

Phone: (713) 660-3514 dtusa@sharpsinc.com	Phone: (716) 843-3853 Email: tpoblete@keiadvisors.com

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